As filed with the Securities and Exchange Commission on July 21, 2003

Registration No. 333-78049

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction	68-0137069
of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4460 Hacienda Drive
Pleasanton, California 94588 (925) 694-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Craig A. Conway
President and Chief Executive Officer
PeopleSoft, Inc.
4460 Hacienda Drive, Pleasanton, California 94588
(925) 694-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:
Douglas D. Smith
Gibson, Dunn & Crutcher LLP
One Montgomery Street
San Francisco, California 94104
(415) 393-8200

Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

     The purpose of this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-78049) (the “Registration Statement”) is to deregister all securities registered pursuant to the Registration Statement but unissued as of the date this Amendment is filed.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 18th day of July, 2003.

PEOPLESOFT, INC.

By:	/s/ Anne S. Jordan
Anne S. Jordan
Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed on July 18, 2003 by the following persons in the capacities indicated below.

Signature	Title
/s/ David A. Duffield David A. Duffield	Chairman of the Board of Directors

/s/ Craig A. Conway Craig A. Conway	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kevin T. Parker Kevin T. Parker	Executive Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

* A. George Battle	Director

* Aneel Bhusri	Director

Frank J. Fanzilli Jr.	Director

Steven D. Goldby	Director

* Cyril J. Yansouni	Director

* By:	/s/ David A. Duffield David A. Duffield
Attorney-in-Fact